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                                                                   Exhibit 23.14

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our report dated October 15, 1999 on the combined financial statements of Sistemas de Archivo, S.A. de C.V. and Sistemas de Archivo Mexico, S.A. de C.V. (collectively Sistemas de Archivo), included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.

                                                 /s/ Ruiz, Urquiza, y Cia., S.C.

Mexico, D.F.
January 28, 2000